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                                                                   Exhibit 10.12


                                                                  March 21, 2000
                                                                        --


HealthWatch,, Inc.
3525 Piedmont Road
Seven Piedmont Center, Suite 300
Atlanta, Georgia 30305
Attn: Paul W. Harrison

Gentlemen:

     You have agreed that Commonwealth Associates, L.P. ("Commonwealth') may act as a finder or financial consultant for you in various transactions in which HealthWatch, Inc. (the "Company")may be involved. The Company hereby agrees that in the event that Commonwealth or a disclosed agent, representative or other designee of Commonwealth shall introduce to the Company another party or entity (which introduction shall be documented), and that as a result of such introduction, any of the following transactions are consummated with such other party or entity (a "Covered Transaction"), then the Company shall pay to Commonwealth a finder's fee of 3% of the Total Consideration paid in such transaction: (i) any acquisition of more than 25% of the stock or assets of any company; (ii) any sale of more than 25% of the stock or assets of the- Company;
(iii) any merger, joint venture or other business combination 1.0 which the Company is a party. Notwithstanding the foregoing, the Company acknowledges that it is obligated to pay Commonwealth a fee of 5% of the Total Consideration paid in a Covered Transaction with Halis, Inc.

     For purposes of this Agreement, "Total Consideration" shall mean the total value of all cash, securities, or other property paid at the closing of a Covered Transaction (or to be paid within two years) either to the Company or its shareholders or by the Company and its shareholders with respect to such Covered Transaction, including, without limitation, consideration paid in respect of (i) the assets of the acquired company, (ii) the capital stock of the acquired company (and any securities convertible into options, warrants or other rights to acquire such capital stock) and (iii) the assumption, directly or indirectly (by operation of law or otherwise), of any long-term liabilities of the acquired company or repayment of indebtedness, including without limitation, indebtedness secured by the assets of the acquired company. In the event a Covered Transaction is consummated in one or more steps, including without limitation, any additional consideration paid or to be paid in any subsequent step as set forth above, such additional consideration shall be included in the definition of "Total Consideration". Any payments due to Commonwealth will be made at the same time as the payments to the parties and all payments will be made in the same form as received by the parties unless otherwise mutually agreed in writing.

     If all or a portion of the Total Consideration paid in the Covered Transaction is other than cash or negotiable securities then the value of such non-cash consideration shall be the fair market value thereof on the date the Covered Transaction is consummated as mutually agreed upon in good faith by the Company and Commonwealth. If such non-cash consideration consists of common stock, options, warrants or rights for which a public trading market existed prior to consummation of the Covered Transaction, then the value of such securities shall be determined by the closing: or last sales price thereof on the date of the consummation of the Covered Transaction provided, however, that if such non-cash consideration consists of newly-issued, publicly traded common stock, options, warrants or rights for which no public trading market existed prior to the consummation of the Covered Transaction, then the value thereof shall be the average of the closing prices for the 20 trading days subsequent to the fifth trading day after the consummation of the Covered Transaction. In such event, the fee payable to Commonwealth pursuant to this Agreement shall be paid on the 30th trading day subsequent to consummation of the Covered Transaction. If no public market exists for the common stock, options, warrants or rights issued in the Covered Transaction, then the value of such securities shall be as mutually agreed upon in good
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faith by the Company's Board of Directors and Commonwealth. If such non-cash consideration consists of preferred stock or debt securities (regardless of whether a public trading market existed for such preferred stock or debt securities prior to the consummation of the Sale Transaction or exists thereafter), the value thereof shall be the fair market value of such non-cash consideration. Any amounts payable to or by the Company, or any affiliate of the Company or any shareholder of the Company in connection with a noncompetition agreement or any employment, consulting, licensing, supply or other agreement entered into as part of a Covered Transaction, to the extent that such amounts payable are greater than what would customarily be paid on an arms-length basis to an employee, consultant, licensee or supplier, shall be deemed to be part of the consideration paid in the Covered Transaction.

     If all or a portion of the Total Consideration payable in connection with a Covered Transaction includes future payments, then the Company shall pay us any additional cash fee, determined in accordance with this Agreement, when, and if such payments are paid.

     In addition to the foregoing, in the event the Company obtains any financing from any person or entity documented as introduced by Commonwealth other than in a Covered Transaction, the Company shall pay Commonwealth the fees set forth in Sections 3(d)(ii)(A), (B) and (D) of the Amended and Restated Agency Agreement dated as of February 7, 2000 between the Company and Commonwealth.

     In the event that for any reason the Company shall fail to pay to Commonwealth all or any portion of the finder's fee payable hereunder when due, interest shall accrue and be payable on the unpaid cash balance due hereunder from the date when first due through and including the date when actually collected by Commonwealth, at a rate equal to four percent above the prime rate of Citibank, N.A., in New York, New York, computed on a daily basis and adjusted as announced from time to time.

     This agreement shall be effective on the date hereof and shall expire on the first anniversary of the date hereof.

     Notwithstanding anything herein to the contrary, if the Company shall, within 180 days immediately following the termination of the one-year period provided above, conclude a Covered Transaction with any party introduced to the Company by Commonwealth or its agent, representative or other designee prior to the termination of said one-year period, the Company shall also pay Commonwealth the fee determined above.

     The Company represents and warrants to Commonwealth that Commonwealth's engagement hereunder has been duly authorized and approved by the Board of Directors of the Company and this letter agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

     Nothing set forth herein shall obligate the Company to enter into or consummate any Covered Transaction, any such determination to be at the sole discretion of the Company.

     This agreement has been executed and delivered in the State of New York and shall be governed by the laws of such state, without giving effect to the conflicts of laws rules thereunder. The Company hereby submits and consents to the jurisdiction of the state or federal courts of New York in connection with any action arising under this agreement.

     This agreement shall be binding upon, and enforceable against, the successors and assigns of each of the undersigned.

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     Please sign this letter at the place indicated below, whereupon it will constitute our mutually binding agreement with respect to the matters contained herein.

                                         Very truly yours,

                                         COMMONWEALTH ASSOCIATES, L.P.

                                         By:  Commonwealth Associates Management
                                              Company, Inc., its general partner

                                         By:  /s/ Joseph Wynne
                                              ----------------
                                              Name:  Joseph Wynne
                                              Title: Chief Financial Officer

Agreed to and accepted:

HEALTHWATCH, INC.


By:   /s/ Paul W. Harrison
      --------------------
      Name: Paul W. Harrison
      Title: Chairman and Chief Executive Officer


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